Exhibit 15.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report dated September 26, 2008 on the consolidated financial statements of Teryl Resources Corp. as at May 31, 2008 and 2007, and for the years ended May 31, 2008, 2007 and 2006 that are included in the Company's Annual Report Form 20-F filing.

In addition, we consent to the reference to us under the heading “Statement by Experts” in the Annual Report.

Vancouver, Canada	“Morgan & Company”

November 26, 2008	Chartered Accountants